Exhibit 99.1

THE REALREAL PRICES OFFERING OF $150 MILLION 3.00% CONVERTIBLE SENIOR NOTES DUE 2025

SAN FRANCISCO, June 11, 2020 – The RealReal, Inc. (Nasdaq: REAL), the world’s largest online marketplace for authenticated, consigned luxury goods, today announced the pricing of its offering of $150.0 million in aggregate principal amount of its 3.00% Convertible Senior Notes due 2025 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the offering was increased from the previously announced offering size of $125.0 million. In connection with the offering, the Company granted the initial purchasers a 13-day option to purchase up to an additional $22.5 million in aggregate principal amount of notes. The offering is expected to close on June 15, 2020, subject to customary closing conditions.

The notes will be convertible into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, at an initial conversion rate of 56.2635 shares of the Company’s common stock per $1,000 principal amount of the notes, which is equivalent to an initial conversion price of approximately $17.77 per share of the Company’s common stock. The initial conversion price of the notes represents a premium of approximately 27.5% over the $13.94 closing price of the Company’s common stock on June 10, 2020.

In connection with the pricing of the notes, the Company has entered into privately negotiated capped call transactions, with certain of the initial purchasers or their affiliates (the “hedge counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments, the number of shares of common stock underlying the notes sold in the offering. The capped call transactions are generally expected to reduce potential dilution to the Company’s common stock upon any conversion of notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be $27.88 per share, which represents a premium of 100.0% over the closing price of the Company’s common stock of $13.94 per share on June 10, 2020, and is subject to certain adjustments under the terms of the capped call transactions.

The Company estimates that the net proceeds from the offering will be $144.1 million (or $165.8 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds from the offering of the notes to fund the cost of entering into the capped call transactions described above. The Company intends to use the remainder of the net proceeds for general corporate purposes. If the initial purchasers exercise their option to purchase additional notes, the Company intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions, and the remainder of any such net proceeds for general corporate purposes.

The notes will be senior unsecured obligations of the Company and will accrue interest at a rate of 3.00% per annum, payable semi-annually in arrears on June 15 and December 15 of each year,

beginning on December 15, 2020. The notes will mature on June 15, 2025, unless earlier converted, redeemed, or repurchased. The notes will not be redeemable prior to June 20, 2023. The Company may redeem all or any portion of the notes, at the Company’s option, on or after June 20, 2023 if the last reported sale price of the Company’s common stock exceeds 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately before the date the Company sends the related redemption notice.

Prior to March 15, 2025, the notes will be convertible at the option of the holders only upon the satisfaction of certain conditions and during certain periods. On and after March 15, 2025, until the close of business on the scheduled trading day immediately preceding the maturity date, the notes will be convertible at the option of the holders at any time regardless of these conditions. If the Company undergoes a fundamental change (as defined in the indenture governing the notes), holders may require the Company to repurchase for cash all or any portion of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date or if the Company delivers a notice of redemption, the Company will increase, in certain circumstances, the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or notice of redemption, as the case may be.

In connection with establishing their initial hedges of the capped call transactions, the counterparties or their respective affiliates may enter into various derivative transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the notes, including with certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the trading price of the notes at that time.

In addition, the counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date of the capped call transactions, which are schedule to occur during the observation period relating to any conversion of the notes on or after March 15, 2025, or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or early conversion of the notes or otherwise). This activity could also cause or prevent an increase or decrease in the market price of the Company’s common stock or the trading price of the notes, which could affect the note holders’ ability to convert the notes, and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares and value of the consideration that the note holder will receive upon conversion of the notes.

The notes and any shares of common stock issuable upon conversion of the notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and any shares of common stock potentially issuable upon conversion of the notes will not be registered under the Securities Act or the securities laws of any other jurisdiction. Neither the notes nor the shares of common stock potentially issuable upon conversion of the notes may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release does not constitute an offer to sell, nor is it a solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction.

IR Contact

Paul Bieber

Head of Investor Relations

paul.bieber@therealreal.com

Press Contact

Erin Santy

Head of Communications

pr@therealreal.com

Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding whether the Company will issue the notes, whether the capped call transactions will become effective the extent, and potential effects, of the capped call transactions, and the expected use of the proceeds from the sale of the notes, and other statements contained in this press release that are not historical fact; and any statements using the terms “believe,” “expect,” “intend,” “outlook,” “future,” “anticipate,” “will,” “could,” “estimate,” “guidance,” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations.